UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2020

HF FOODS GROUP INC.

(Exact Name of Registrant as Specified in Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-38013 (Commission File Number)	81-2717873 (IRS Employer Identification Number)

6001 W. Market Street Greensboro, NC (Address of Principal Executive Offices)	27409 (Zip Code)

Registrant’s telephone number, including area code: (336) 268-2080

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	HFFG	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.02.	Termination of A Material Definitive Agreement.

On April 1, 2020, HF Foods Group Inc. (the ”Company”) entered into a Mutual Rescission Agreement with certain of its shareholders (the “Rescinding Shareholders”), to rescind ab initio and terminate a Tag-Along Agreement entered into in connection with the Merger Agreement dated as of June 21, 2019, by and among the Company, B&R Merger Sub Inc., a Delaware corporation, or “Merger Sub”, B & R Global Holdings, Inc., a Delaware corporation, or “B&R Global”, the stockholders of B&R Global, and Xiao Mou Zhang, as representative of the stockholders. The Tag-Along Agreement provided the Rescinding Shareholders with tag-along rights in the event a shareholder signatory to the Tag-Along Agreement desired to sell his or her HF Group securities in a private transaction, enter into a transaction that would have the same effect, or enter into any swap, hedge or other arrangement that would have transferred, in whole or in part, any of the economic consequences of ownership of such shares, or entered into any transaction, swap, hedge or other arrangement, or engage in any short sales with respect to any security of the Company. The foregoing description of the Mutual Rescission Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Mutual Rescission Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Mutual Rescission Agreement between HF Group and Rescinding Shareholders dated April 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF FOODS GROUP INC.

Date: April 6, 2020	/s/ Zhou Min Ni
Zhou Min Ni
Co-Chief Executive Officer

/s/ Xiao Mou Zhang
Xiao Mou Zhang
Co-Chief Executive Officer